Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orchid Island Capital, Inc.

Vero Beach, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-2269339) and Form S-8 (333-257201) of Orchid Island Capital, Inc. of our reports dated February 23, 2024, relating to the financial statements, and the effectiveness of Orchid Island Capital, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

BDO USA, P.C.

West Palm Beach, Florida

February 23, 2024